UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2013

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2013, Big 5 Corp. (the “Company”), a wholly-owned subsidiary of Big 5 Sporting Goods Corporation (the “Parent”), Big 5 Services Corp., a wholly-owned subsidiary of the Company, and the Parent entered into a Second Amendment to Credit Agreement with, among others, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent and Swing Line Lender, and the other lenders party thereto, which amended certain provisions of the Credit Agreement between the parties dated as of October 18, 2010, as previously amended by the First Amendment to Credit Agreement dated as of October 31, 2011 (as amended, the “Credit Agreement”).

After giving effect to the amendment, the applicable interest rate on borrowings will be a function of the daily average, over the preceding fiscal quarter, of the excess of amounts available under the revolving credit facility provided by the Credit Agreement (the “Credit Facility”) over amounts borrowed (such amount being referred to as the “Average Daily Excess Availability”). Those loans designated as LIBO rate loans shall bear interest at a rate equal to the then applicable LIBO rate plus an applicable margin as shown in the table below. Those loans designated as base rate loans shall bear interest at a rate equal to the applicable margin for base rate loans (as shown below) plus the highest of (a) the Federal funds rate, as in effect from time to time, plus one-half of one percent (0.50%), (b) the LIBO rate, as adjusted to account for statutory reserves, plus one percent (1.00%), or (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate.” The applicable margin for all loans will be as set forth below as a function of Average Daily Excess Availability for the preceding fiscal quarter.

Level	Average Daily Excess Availability	LIBO Rate Applicable Margin	Base Rate Applicable Margin
I	Greater than or equal to $100,000,000	1.25%	0.25%
II	Less than $100,000,000 but greater than or equal to $40,000,000	1.50%	0.50%
III	Less than $40,000,000	1.75%	0.75%

The amendment reduced the commitment fee assessed on the unused portion of the Credit Facility to 0.25% per annum, and also reduced certain fees for letters of credit. In addition, the amendment increased the percentage of inventory that will count toward the borrowing base during certain periods.

The amendment also extended the maturity date of the Credit Agreement from October 31, 2016 to December 19, 2018.

The Second Amendment to Credit Agreement is filed as Exhibit 10.1 to this Periodic Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement dated as of December 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION

(Registrant)

Date: December 20, 2013

/s/ Barry D. Emerson

Barry D. Emerson
Senior Vice President, Chief Financial Officer and Treasurer